UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 29, 2006 (Japanese Standard Time), MediciNova, Inc. (hereinafter the “Company,” “we,” or “us”) filed with the Kanto Local Finance Bureau a Japanese report referred to as the “Semi-Annual Securities Report (Hanki Hokokusho) Filing,” (the “SASR”) which contained, among other things, our financial results for the six months ended June 30, 2006 (as previously reported and filed with the Securities and Exchange Commission (the “SEC”) and the Osaka Securities Exchange) and certain other data (presented below) through September 29, 2006, as appropriate.

In the SASR, the following information was presented that had not been previously reported and filed with the SEC:

Employees

We have assembled an experienced and cohesive management and support team, with core competencies in general management, clinical development, regulatory affairs and corporate development. As of June 30, 2006, we had 22 employees, all of whom were full-time employees. Five of our employees hold Ph.D.s, M.D.s or equivalent degrees. A total of eight employees were engaged in research and development, three were in corporate development and 11 were in administration and finance. We believe that our relations with our employees are good and we have no history of work stoppages.

Executive Officers, Officers and Directors

We added the following new officer as of September 1, 2006:

Masatsune Okajima, was appointed as our Vice President and Head of Japanese Office effective September 1, 2006. Since 2002, he has served as Deputy General Manager, Daiwa Securities SMBC Co., Ltd. From 1999 through 2002, Mr. Okajima served as Manager, SB Capital Markets Co., Ltd. (currently Daiwa Securities SMBC Co., Ltd.). From 1996 to 1999, Mr. Okajima served as Manager, Sumitomo Capital Securities Co., Ltd. and between 1991 and 1996 Mr. Okajima served in various positions at Sumitomo Bank, Ltd. (currently Mitsui Sumitomo Bank). Mr. Okajima graduated with a B.S. Degree from the Department of Science and Technology, Tokyo Science University.

Top 10 Security Holders of the Company’s Common Stock as of August 15, 2006

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Essex Woodlands Health Ventures Fund VI, L.P. (2)	11,703,704	11.5%
Tanabe Holdings America, Inc.	10,000,000	9.8%
Goldman Sachs International	4,897,000	4.8%
JAFCO G-9-A	3,759,000	3.7%
Yuichi Iwaki and Affiliates (2)	3,000,000	2.9%
Mizuho Securities Asia	2,795,000	2.7%
JAFCO G-9-B	2,515,000	2.5%
BHP	2,000,000	2.0%
Yoshinori Shirono	2,000,000	2.0%
Special Custody (Daiwa Securities America, Inc.)	2,000,000	2.0%
Coller Partners	1,851,852	1.8%
Posco Bioventures	1,734,568	1.7%

Total	48,256,124	47.2%

(1)	Calculated based on the total number of shares issued as of August 15, 2006 which were 102,205,856.

(2)	A related party.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or filing of the Company, except as shall be expressly set forth by specific reference in such a filing.

This report may contain “forward-looking statements” as defined by the SEC. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These forward-looking statements speak only as of the date hereof. For a discussion of factors that may cause results to differ, please see the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed on August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICINOVA, INC.

Dated: September 29, 2006	By:	/s/ Shintaro Asako
Shintaro Asako
Vice President, Accounting and Administration
(Principal Accounting Officer)